Exhibit 99


ALLOU HEALTH CARE, INC. REPORTS EXTENSIVE FIRE AT PUBLIC WAREHOUSE: DAMAGES TO INVENTORY COULD EXCEED $80 MILLION: MERCHANDISE FULLY INSURED AT COMPANY'S SELLING PRICE

THURSDAY SEPTEMBER 26, 10:19 AM ET

BRENTWOOD, N.Y., Sept. 26 /PRNewswire-FirstCall/ -- ALLOU HEALTH CARE, INC. (Amex: ALU - News), today reported that in the early morning of September 26, 2002 an extensive fire occurred at a public warehouse in Brooklyn, New York, resulting in damages that could exceed $80 million in Company inventory.

David Shamilzadeh, president and chief financial officer of Allou, stated, "While the damage was extensive we are pleased to report no human lives were lost. The Company's merchandise at the location was fully insured at Allou's selling price, not at cost. Furthermore, Allou is insured for any business interruption resulting from this incident."

Allou Health Care will conduct a conference call regarding this subject on Tuesday, October 1, 2002 at 4:15 P.M., EDST. At that time additional information will be available. Hosting the conference call will be David Shamilzadeh. Call in number for conference is 1 (800) 915-4836. Webcast:
http://www.firstcallevents.com/service/ajwz366010688gf12.html.

Founded in 1962, Allou Health Care, Inc. is the premier distributor of over 22,000 nationally advertised health and beauty aid products, branded and generic prescription pharmaceuticals, prestige designer fragrances, cosmetics and branded non-perishable foods. Through its wholly-owned subsidiary Stanford Personal Care Corporation, the Company manufactures upscale hair care and skin care products. Allou's account base consists of 4,200 independent drug and convenience stores and the leading national chain stores.

This release may include forward-looking statements concerning Allou's intent, belief or current expectations with respect to, among other things, trends affecting its financial condition or results of operations and its business and growth strategies. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause actual results to differ materially from those projected, expressed or implied. Allou does not undertake any obligations to update or revise any forward-looking statements.


-------------------------------
Source: Allou Health Care, Inc.